UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 6, 2020, Mordechai Bignitz resigned as Chief Executive Officer and director of OWC Pharmaceutical Research Corp. (the “Company”) and its wholly-owned Israeli subsidiary, One World Cannabis Ltd (“One World Cannabis”). The Company’s Board of Directors expressed its gratitude to Mr. Bignitz for his six years of service to the Company and wished him success in his future endeavors.

(c) On March 6, 2020, the Registrant appointed Mr. Zvi Riterband as Chief Executive Officer of the Registrant and One World Cannabis.

Zvi Riterband, age 59, specializes in optimization of company rights and assets in multi jurisdiction companies. Mr. Riterband served as director and CEO of EZTD, Inc. from 2017 to 2020 and served as General Manager of AMERIS Holdings Ltd. from 2015 to 2017.

Mr. Riterband completed his studies at the Technion - Israel Institute of Technology and has 25 years of experience managing international companies in the industrial and financial sectors including public held companies as Chip P.C. Ltd, Nia, Sefen, Transtech Airport Solutions and Bikur Cholim Hospital in Jerusalem.

Mr. Riterband will receive a base salary of $10,000 per month for a minimum period of six (6) months.

(d) On March 6, 2020, the Registrant Board of Directors appointed Mr. Riterband to the Board of Directors and its Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Sigal Russo
Name:	Sigal Russo
Title:	Chief Financial Officer

Dated: March 9, 2020